UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2015

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 17, 2015, Cabot Oil & Gas Corporation (the “Company”) entered into the Third Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of September 22, 2010, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, Bank of Montreal, as Documentation Agent, and the Lenders party thereto, as previously amended by the First Amendment to Amended and Restated Credit Agreement, dated as of May 4, 2012, and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 18, 2012 (the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) extends the stated maturity of the credit facility from May 2017 to April 2020; (ii) changes the mechanism under which interest rate margins are determined for outstanding borrowings; (iii) changes the basis on which the applicable commitment fees is determined from time to time; (iv) increases the borrowing base from $3.1 billion to $3.4 billion; (v) provides for an increase in the commitments under the credit facility from $1.4 billion to $1.8 billion; and (vi) provides for an accordion feature, which allows the Company to increase the available credit line by up to an additional $500 million if one or more of Lenders agree to provide such increased amount. The Credit Agreement Amendment also adds and/or substitutes new Lenders as parties to the Credit Agreement.

Interest rates under the Credit Agreement Amendment are based on Eurodollar (LIBOR) or alternate base rate (ABR) indications, plus a margin. The associated margins are based on the Company’s leverage ratio, as shown below:

	Leverage Ratio(1)
	<1.0x	>1.0x and <2.0x	>2.0x and <3.0x	>3.0x
Eurodollar loans	1.50%	1.75%	2.00%	2.25%
ABR loans	0.50%	0.75%	1.00%	1.25%

(1)  The ratio of debt and other liabilities to Consolidated EBITDAX, as defined in the Credit Agreement Amendment.

Upon the Company achieving an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, the associated margins will be adjusted and determined based on the Company’s respective credit rating on a prospective basis.

The Credit Agreement Amendment also provides for a commitment fee on the unused available balance at annual rates ranging from 0.30% to 0.50%.

For a description of the other terms of the Credit Agreement, please see Note 5 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which description is incorporated herein by reference.

This description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by the full and complete terms of the Credit Agreement Amendment, which is attached as Exhibit 10.1 hereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Third Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2015, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel

Date:  April 23, 2015

EXHIBIT INDEX

No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2015, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.